Exhibit 10.9

JOINDER AGREEMENT

Date: ____________, 2023

Reference is made to the SECURITIES HOLDERS’ AGREEMENT dated August 10, 2021, a copy of which is attached hereto (as amended from time to time, the “SHA”), among POMDOCTOR LIMITED, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”), and the other signatory thereto. Capitalized terms used herein and not otherwise defined shall have the meanings given in the SHA.

Regarding [Purchase], the undersigned, [Name of joinder], in order to purchase the [Shares purchased] and become an Ordinary Shareholder/a holder of Class A Ordinary Shares of the Company, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the SHA, subject to all of the restrictions, conditions, and obligations, and entitled to all the rights and privileges, applicable to Ordinary Shareholder/the holder of Class A Ordinary Shares of the Company set forth in the SHA.

This Joinder Agreement shall take effect and shall become a part of said SHA immediately upon execution.

[Name of joinder] (Seal)

By:
Name:
Title:

Schedule of Material Differences

One or more joinder agreements using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Joinder	Purchase	Shares Purchased
1.	GOLDEN MATE ASIA LTD	591,314 of the Company’s class A ordinary shares with the par value of US$0.0001 per share (the “Purchased Shares”) purchased by GOLDEN MATE ASIA LTD	Purchased Shares

2.	Guangzhou Jinpin Management Consulting Partnership (Limited Partnership)	(i) a warrant (the “Warrant”) pursuant to which Guangzhou Jinpin Management Consulting Partnership (Limited Partnership) (namely “广州金品管理咨询合伙企业（有限合伙）” in Chinese) (“Guangzhou Jinpin”) will be entitled to purchase 800,000 of the Company’s class A ordinary shares with the par value of US$0.0001 per share (the “Warrant Shares”) and (ii) the Warrant Shares purchased by Guangzhou Jinpin upon the exercise of the Warrant	Warrant Shares

3.	Guangzhou Jinshang Management Consulting Partnership (Limited Partnership)	a warrant (the “Warrant”) pursuant to which Guangzhou Jinshang Management Consulting Partnership (Limited Partnership) (namely “广州金商管理咨询合伙企业(有限合伙) ” in Chinese) (“Guangzhou Jinshang”) will be entitled to purchase 500,000 of the Company’s class A ordinary shares with the par value of US$0.0001 per share (the “Warrant Shares”) and (ii) the Warrant Shares purchased by Guangzhou Jinshang upon the exercise of the Warrant	Warrant Shares

4.	Guangzhou Jinyue Management Consulting Partnership (Limited Partnership)	a warrant (the “Warrant”) pursuant to which Guangzhou Jinyue Management Consulting Partnership (Limited Partnership) (namely “广州金悦管理咨询合伙企业（有限合伙）” in Chinese) (“Guangzhou Jinyue”) will be entitled to purchase 108,686 of the Company’s class A ordinary shares with the par value of US$0.0001 per share (the “Warrant Shares”) and (ii) the Warrant Shares purchased by Guangzhou Jinyue upon the exercise of the Warrant	Warrant Shares